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                                                                  EXHIBIT 10 (O)

                           RESTRICTED STOCK AGREEMENT

          This Restricted Stock Agreement ("Agreement") has been entered into as of the ___ day of __________, 200__, between Integra Bank Corporation, an Indiana corporation (the "Company"), and _____________________ ("Participant"), an [employee/director] of the Company or one of the Company's subsidiaries pursuant to the Company's 2003 Stock Option and Incentive Plan (the "Plan").

          WHEREAS, the Committee of the Board of Directors of the Company appointed to administer the Plan (the "Committee") has granted to Participant a restricted stock award pursuant to the terms and conditions as provided in the Plan and this Agreement; and

          WHEREAS, the parties desire to set forth the terms and conditions of the award.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties hereto agree as follows:

          1. Grant of Award. Subject to the terms and conditions set forth in the Plan and this Agreement, the Committee hereby grants to Participant an award of ________ restricted shares (the "Restricted Shares") of the Company's common stock (the "Common Stock"). The date of the Restricted Share grant (the "Restricted Share Award Date") shall be _________ __, 200_ (the "Date of Issue").

          2. Representations of Participant. Participant hereby (a) accepts the award of Restricted Shares described in paragraph 1, (b) agrees that the Restricted Shares will be held by him or her and his or her successors subject to (and will not be disposed of except in accordance with) all of the restrictions, terms and conditions contained in this Agreement and the Plan, (c) represents that he is acquiring the Restricted Shares for investment and not with a view to or for resale or distribution thereof; (d) understands that the issuance of Restricted Shares has not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws and that any transfer or resale of the Restricted Shares will be subject to restriction under such laws; and (e) agrees that any certificates issued for the Restricted Shares may bear the following legend or such other legend as the Company, from time to time, deems appropriate:

          "The transferability of this certificate and the shares represented hereby are subject to the terms and conditions (including forfeiture) contained in the Integra Bank Corporation 2003 Stock Option and Incentive Plan, and an Award Agreement entered into between the registered owner and Integra Bank Corporation. Copies of the Plan and Award Agreement are on file in the office of the Secretary of Integra Bank Corporation."

          3. Vesting. Subject to the terms of the Plan, the number of Restricted Shares held by Participant set forth below shall become fully vested and nonforfeitable if he or she still is, and since the date of this Agreement has continuously been employed by the Company or one of its subsidiaries on the following dates:

Years from the
Date of Issue    Number of Shares
--------------   ----------------
     One              [_____]
     Two              [_____]
     Three            [_____]

          4. Restriction Period. Except as otherwise provided in this Agreement or the Plan, Participant may not sell, assign, transfer, pledge or otherwise dispose of or encumber any of the Restricted Shares, or any interest therein, until his rights in such Shares have vested in accordance with this Agreement (the "Restriction Period"). Any purported sale, assignment, transfer, pledge or other disposition or encumbrance in violation of this Agreement or the Plan will be void and of no effect.

          5. Voting and Dividends. Except as provided in this paragraph or the Plan, with respect to the Restricted Shares, Participant shall have all of the rights of a shareholder of the Company, including the right (i) to vote the Restricted Shares and (ii) to receive any cash dividends or other distributions, whether in cash, property, or stock of another company, paid on any Restricted Shares during the Restriction Period. Stock dividends and shares issued as a result of any stock-split, if any, issued with respect to the Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply with respect to, and shall vest or be forfeited at the same time as, the Restricted Shares with respect to which such stock dividends or shares are issued.

          6. Forfeiture. Except as provided in the Plan or by the Committee, in it sole discretion, upon termination of employment with the Company or one of its subsidiaries Participant shall forfeit all unvested Restricted Shares, and shall not receive any compensation for such forfeited Restricted Shares. Participant shall have no further rights as a shareholder of the Company with respect to the forfeiture, including, without limitation, any right to receive any distribution payable to shareholders of record on or after the date of such forfeiture.

          7. Certificates. As soon as practicable after the Restricted Share Award Date, the Company shall issue stock certificates in respect of the Restricted Shares which will be registered in Participant's name, and shall bear whatever legend the Committee shall determine, including, but not limited to, the legend set forth in paragraph 2. Such certificates shall be held by the Company pending vesting. To the extent the Restricted Shares become vested, the Company shall promptly provide Participant (or in the case of his death, his designated beneficiary) the certificates for the appropriate number of shares of Common Stock.

          8. Withholding. In connection with the transfer of shares of Common Stock as a result of the vesting of Restricted Shares, the Company shall have the right to require Participant to pay an amount in cash sufficient to cover any tax, including any Federal, state or local income tax, required by any governmental entity to be withheld or otherwise deducted and paid with respect to such transfer ("Withholding Tax"), and to make payment to the appropriate taxing authority of the amount of such Withholding Tax.


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          9. Tax Election. Participant agrees that he will not make the election provided for in Section 83(b) of the Code with respect to the Restricted Shares.

          10. Qualification of Rights. Neither this Agreement nor the existence of the award shall be construed as giving Participant any right to be retained as a director or employee of the Company or any of its Affiliates.

          11. Plan Controlling. The terms and conditions set forth in the Agreement are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations of the Committee shall be binding and conclusive upon Participant and his or her legal representatives.

          12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

          13. Notices. All notices and other communications required or permitted under this Agreement shall be written and shall be delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt required, addressed as follows: if to the Company, to the Company's executive offices in Evansville, Indiana, and if to Participant or his or her successor, to the address last furnished by Participant to the Company. Each notice and communication shall be deemed to have been given when received by the Company or Participant.

          14. No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.


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          IN WITNESS WHEREOF, the Company and Participant have executed this
Agreement as of the day first written above.

                                       INTEGRA BANK CORPORATION


                                       By:
                                           -------------------------------------
                                           Michael T. Vea, Chairman of the Board
                                           and Chief Executive Officer


                                       -----------------------------------------
                                       [Signature of Participant]


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